Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

On Holding AG

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value CHF 0.10 per share	(1)	Other	10,000,000	$45.89	$458,900,000.00	0.0001381	$63,374.09

Total Offering Amounts:						$458,900,000.00		63,374.09
Total Fee Offsets:								0.00
Net Fee Due:								$63,374.09

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Offering Note(s)

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers 10,000,000 Class A ordinary shares, par value CHF 0.10 per share (“Class A Ordinary Shares”) of On Holding AG (the “Company” or “Registrant”) (i) authorized for issuance under the On Holding AG Long Term Incentive Plan 2021 (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Class A Ordinary Shares that may become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a Class A Ordinary Share on the New York Stock Exchange on February 27, 2026.